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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 23, 2001 included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 333-01410, 333-35283, 333-83925, 333-88913, and 333-47718.

                                      /s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.
  March 30, 2001